LOAN AGREEMENT
                            by and between
             YOUTH SERVICES INTERNATIONAL OF MARYLAND, INC.
                                 and
                             SUMMIT BANK

                            July 28, 1999


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                          TABLE OF CONTENTS
                                                             PAGE
I.    DEFINITIONS                                                1
      1.1  Defined Terms                                         1

II.   REVOLVING LINE OF CREDIT                                   6
      2.1   Advances                                             6
      2.2   Procedure for Advances                               6
      2.3   Revolving Credit Note                                6
      2.4   Interest Rate Under Revolving Credit Note            6
      2.5   Payments Under Revolving Credit Note                 6
      2.6   Use of Proceeds of Advances                          7
      2.7   Optional Prepayments of Revolving Credit Note        7
      2.8   Mandatory Prepayment of Revolving Credit Note        7
      2.9   Method of Payment                                    7
      2.10  Business Day                                         7
      2.11  Charge                                               7
      2.12  Commitment Fee                                       7
      2.13  Bank's Counsel Fees                                  8

III.  REPRESENTATIONS AND WARRANTIES                             8
      3.1   Controlling Shareholders; Subsidiaries               8
      3.2   Organization; Power; Qualification                   8
      3.3   Authorization of Agreement                           8
      3.4   No Legal Bar                                         8
      3.5   Consent                                              9
      3.6   Compliance With Law                                  9
      3.7   Title to Properties and Assets; Liens                9
      3.8   No Default                                           9
      3.9   No Litigation or Judgments                           9
      3.10  Tax Returns and Payments                            10
      3.11  No Adverse Changes                                  10
      3.12  ERISA                                               10
      3.13  Federal Reserve Regulations                         10
      3.14  Solvency                                            11
      3.15  Year 2000                                           11
      3.16  Accuracy and Completeness of Information            11
      3.17  No Liability                                        11

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IV.   COVENANTS                                                 11
      4.1   Preservation of Existence                           11
      4.2   Nature of Business                                  12
      4.3   Compliance with Laws                                12
      4.4   Maintenance of Properties                           12
      4.5   Accounting Methods                                  12
      4.6   Payment of Taxes and Claims                         12
      4.7   Visits and Inspections; Field Examinations          13
      4.8   Information Covenants                               13
      4.9   Accuracy and Completeness of Information            14
      4.10  Insurance                                           14
      4.11  Indebtedness                                        14
      4.12  Liens                                               15
      4.13  Sale of Assets; Merger                              15
      4.14  Guarantees                                          15
      4.15  Issuance of Stock                                   15
      4.16  Further Documentation                               15
      4.17  Bank's Appointment as Attorney-in-Fact              15
      4.18  Performance by Bank of Borrower's Obligations       15

V.    CONDITIONS PRECEDENT                                      16
      5.1   Conditions Precedent                                16
      5.2   Conditions Precedent to Additional Advances         17

VI.   EVENTS OF DEFAULT                                         17

VII.  REMEDIES                                                  19

VIII. INDEMNIFICATION                                           20
      8.1   Indemnification                                     20

IX.   MISCELLANEOUS                                             21
      9.1  Notice                                               21
      9.2  No Waiver; Cumulative Remedies                       22
      9.3  Survival of Agreements                               22
      9.4  Amendment                                            22
      9.5  Successors and Assigns                               22
      9.6  Severability                                         22
      9.7  Counterparts                                         22
      9.8  Governing Law; No Third Party Rights                 23
      9.9  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION        23

                                  -ii-
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     THIS LOAN AGREEMENT is dated July 28, 1999 and is by and between
YOUTH SERVICES INTERNATIONAL OF MARYLAND, INC., a Maryland corporation having its principal executive offices located at 1819 Main Street, Sarasota, Florida 34236 and having its principal place of business at 4000 Cullen Drive, Sabillasville, Maryland (the "Borrower"), and SUMMIT BANK, a banking institution of the State of New Jersey having an office located at 250 Moore Street, Hackensack, New Jersey 07601 (the "Bank").

                          W I T N E S S E T H:

     WHEREAS, the Borrower has requested the Bank to extend certain credit and make certain loans to the Borrower in an aggregate principal amount not to exceed $2,000,000, and the Bank is willing to do so, all in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     I.  DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following words and terms shall have the following meanings:

         "Advances" shall have the meaning ascribed to such term in Section
2.1 hereof.

         "Affiliate" shall mean as to any specified Person:

          (a) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person;

          (b) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person, or of or in which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity;

          (c) any Person that, directly or indirectly, is the beneficial owner of any amount of any class of equity securities of the specified Person or is the beneficial owner of any interest in the capital profit of the specified Person;

          (d) any Person of which the specified Person is directly or indirectly the beneficial owner of any amount of any class of equity securities or any Person of which the specified Person is the beneficial owner of any interest in the capital and profits; or

          (e)  any member of the immediate family of the specified Person.

                                  -2-
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          "Agreement" shall mean this Loan Agreement, together with any and all exhibits, schedules, amendments or supplements hereto.

          "Bank" shall mean Summit Bank, a banking institution of the State of New Jersey, and its successors and assigns.

          "Bank Costs" shall mean all taxes and insurance premiums of every kind and nature of the Borrower paid by the Bank; all filing, recording, publication, and search fees incurred in connection with and relating to the Borrower paid by the Bank; all out-of-pocket costs incurred and sums expended by the Bank, with or without suit, to correct any default, to make advances of principal and interest or payments to prior secured parties, to enforce any right or remedy of the Bank, or in connection with any other provision of any Loan Document, including without limitation, any out-of-pocket costs incurred by the Bank with respect to any other lender in connection with the Loan Documents and the transactions contemplated thereby; out-of-pocket costs of suit incurred by the Bank in enforcing or defending this Agreement or any other Loan Document or any portion thereof; all out-of-pocket costs and expenses including attorneys' fees and expenses incurred by the Bank in preparing, reviewing, enforcing, amending, modifying, extending administering, defending or otherwise concerning this Agreement or any other Loan Document or any portion hereof or thereof; and whether or not suit is brought, all out-of-pocket costs of arbitration and insolvency proceedings.

          "Base Rate" shall mean the rate of interest announced from time to time by the Bank as its "base rate" or "base lending rate". This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

          "Borrower" shall mean Youth Services International of Maryland, Inc., a Maryland corporation, and its successors and assigns.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which state or federally chartered banks in the State of New Jersey are authorized to close.

          "Code" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

          "CSC" shall mean Correctional Services Corporation, a Delaware corporation, and its successors and assigns.

          "Default" shall mean any of the events specified in Article VI hereof which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          "Event of Default" shall mean any of the events specified in
Article VI hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

          "Facility Contract" shall mean Contract No. C015157/V00P8000046 dated July 3, 1997 between the Borrower and The Maryland Department of Juvenile Justice pursuant to which the Borrower manages the Victor Cullen Academy, together with all amendments or supplements thereto or replacements therefor.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "Indebtedness" shall mean (i) all items (other than capital stock, capital surplus and retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined and (ii) whether or not so reflected, all indebtedness, contingent or otherwise and whether unsecured or secured by any Lien, and all capitalized lease obligations.

          "Lien" shall mean (a) any lien, judicial lien, assignment, charge, conditional sale or other title retention agreement, lease constituting a capital lease, hypothecation, mortgage, pledge, or other security interest, encumbrance or title retention agreement of any kind, whether legal or equitable, in respect of any property of a Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of a Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general unsecured creditors of such Person; (c) any Indebtedness for wages or Indebtedness arising for any other reason which is unpaid more than 30 days after the same shall have become due and payable and which, if unpaid, might by
Section 507 of the Bankruptcy Code or any other law (whether or not the events or conditions (other than the existence of such Indebtedness or the initiation of legal proceedings available generally to unsecured creditors) set forth in such law have occurred or been satisfied) be given any priority whatsoever over general unsecured creditors of such Person; and (d) the filing of, or any agreement to give, any financing statement under the Code or its equivalent in any jurisdiction.

          "Loan Documents" shall collectively mean this Agreement, the Revolving Credit Note, and all other agreements, documents, instruments and certificates executed and delivered to the Bank in connection herewith or therewith, together with all modifications to, extensions of and substitutions for the foregoing.

          "Maximum Amount" shall mean $2,000,000.

          "Obligations" shall mean all loans, advances, extensions of credit, debts, liabilities, obligations, payments, guarantees, covenants and duties owing by the Borrower to the Bank, of any kind and description, direct or indirect (including any participation or interest of the Bank in any obligation of the Borrower to any other Person), voluntary or involuntary, absolute or contingent, due or to become due, now existing or hereafter incurred or created, whether or not related to or of the same class as the loans described herein, and further including all Bank Costs, audit fees, commitment fees and balance deficiency fees.

          "Permitted Indebtedness" shall mean:

          (i)   Indebtedness owing to the Bank;

          (ii) Indebtedness incurred in favor of trade creditors and in the ordinary course of business and not more than 90 days overdue (unless a longer period is consistent with accepted trade practice, provided that such longer period shall not exceed 120 days or unless being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, but only as long as foreclosure, distraint, sale or other similar proceedings shall not have been commenced and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been provided therefor);

          (iii) Indebtedness in respect of taxes, assessments, governmental charges, worker's compensation, levies and claims for labor, materials, supplies and rentals to the extent otherwise permitted under this Agreement to remain unpaid and undischarged;

          (iv) Indebtedness existing on the date hereof and fully described on Schedule I attached hereto; and

          (v) Indebtedness incurred in the ordinary course of business with respect to the purchase by the Borrower of trucks, cars, machinery or equipment (including capitalized lease obligations associated with the acquisition of any such assets), provided that the amount of any such Indebtedness does not exceed the purchase price of the asset acquired.

          "Permitted Liens" shall mean:

          (i)    any Lien in favor of the Bank;

          (ii) Liens that exist on the date hereof and are set forth on Schedule II attached hereto;

          (iii) Liens for taxes, assessments or governmental charges or levies not yet due or which are delinquent and which are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted for which reserves have been established in accordance with GAAP with respect thereto and as to which foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

          (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted for which reserves have been established in accordance with GAAP with respect thereto and as to which foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

          (v) pledges or deposits in connection with workers' compensation, workers' compensation insurance, unemployment insurance and other social security legislation;

          (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (vii) Liens created by or existing from any litigation or legal proceeding; provided that the execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being actively contested in good faith by appropriate proceedings, adequate book reserves have been established in accordance with GAAP with respect thereto and no Default or Event of Default arises or is created as a result thereof; and

          (viii) Liens arising in connection with the Indebtedness described in paragraph (v) of the definition of Permitted Indebtedness.

          "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

          "Revolving Credit Note" shall have the meaning ascribed to such term in Section 2.3 hereof.

          "Termination Date" shall mean the earlier of (i) September 20, 1999 or (ii) the date of the initial funding under a proposed credit agreement among CSC, the Borrower and certain other subsidiaries of CSC as guarantors and the Bank as syndication agent.

          1.2 The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          1.3 As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms which are not otherwise defined shall have the meanings given to them under GAAP.

          II.  REVOLVING LINE OF CREDIT

          2.1  Advances.  From time to time,
during the period from the date hereof until the Termination Date, in the manner hereinafter set forth, the Borrower may borrow from the Bank and, upon request of the Borrower and upon the terms and conditions contained herein, the Bank shall lend to the Borrower a sum or sums (the "Advances") which, when added to the outstanding principal amount of the Advances theretofore made pursuant to this Agreement will not exceed in the aggregate at any time the Maximum Amount.

          2.2 Procedure for Advances. Subject to the terms and conditions set forth herein, the Borrower may borrow, pay or prepay and reborrow from the Bank under this Agreement. Each Advance shall be made upon prior written (or telephonic, promptly followed by written) notice from the Borrower to the Bank specifying the proposed date of such borrowing and the principal amount thereof (which notice shall be received by the Bank prior to 12:00 p.m. with respect to any Advance to be made on the same date). On the date of each such Advance, pon fulfillment of the conditions precedent set forth herein, the Bank shall make available to the Borrower the amount of such Advance by transferring such funds (i) to the account maintained at _______________, account number _________or (ii) in accordance with written instructions provided by the Borrower and reasonably acceptable to the Bank.

          2.3  Revolving Credit Note.
The indebtedness of the Borrower to the Bank with respect to the Advances made from time to time hereunder shall be evidenced by a revolving credit note made payable to the order of the Bank, dated the date hereof, signed by the Borrower and delivered to the Bank (such revolving credit note, together with all modifications thereto, extensions thereof and substitutions therefor, is herein referred to as the "Revolving Credit Note").

          2.4 Interest Rate Under Revolving Credit Note. The Revolving Credit Note shall bear interest from the date thereof on the outstanding daily principal amount thereof, at a fluctuating rate per annum equal to the Base Rate or, upon the occurrence of an Event of Default, such higher rate as provided in the Revolving Credit Note. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The rate of interest on the Revolving Credit Note shall be adjusted automatically as of the opening of business on each day on which any change in the Base Rate is announced by the Bank at its principal office.

          2.5 Payments Under Revolving Credit Note. Installments of accrued interest only under the Revolving Credit Note shall be due and payable monthly, commencing on August 1, 1999 and continuing on the first Business Day of each and every month thereafter, with a final installment of accrued interest being due and payable on the Termination Date. Subject to the Bank's right of acceleration upon the occurrence of an Event of Default, all principal, interest and other amounts outstanding under the Revolving Credit Note shall be immediately due and payable on the Termination Date, without any requirement of notice or otherwise.

          2.6 Use of Proceeds of Advances. Proceeds of the Advances shall be utilized by the Borrower for general working capital purposes and to make loans or distributions, or pay dividends, to CSC for its working capital purposes.

          2.7 Optional Prepayments of Revolving Credit Note. The Borrower shall have the right to prepay, in whole or in part and without premium or penalty, the Revolving Credit Note at any time and from time to time.

          2.8 Mandatory Prepayment of Revolving Credit Note. If at any time and for whatever reason the aggregate outstanding principal amount of Advances hereunder exceeds the Maximum Amount, such excess, together with accrued interest thereon, shall be due and payable by the Borrower immediately upon demand by the Bank.

          2.9 Method of Payment. The Borrower shall make each payment to be made by it hereunder and under the Revolving Credit Note (including, without limitation, all principal, interest and optional and mandatory prepayments), without set-off or counterclaim, not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America and in immediately available funds to the Bank at its principal office set forth on the first page of this Agreement.

          2.10 Business Day. Whenever any payment hereunder or under the Revolving Credit Note shall be stated as due on any day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest and all other fees shall accrue during such extension.

          2.11 Charge. Without in any way limiting any right of offset, counterclaim or banker's lien which the Bank may otherwise have at law, the Borrower hereby irrevocably authorizes and directs the Bank, if any, to charge against the Borrower's account or accounts at the Bank an amount or amounts as are due and payable to the Bank hereunder or under the Notes from time to time.

          2.12 Commitment Fee. Concurrently herewith, the Borrower is paying the Bank a commitment fee in the amount of $20,000.

          2.13 Bank's Counsel Fees. The Borrower shall on demand reimburse the Bank for all reasonable legal fees and expenses incurred by the Bank in this transaction, including but not limited to, drafting and negotiation of the Loan Documents, review of pre-closing documents and materials required by the Bank, and performance of customary closing and post-closing tasks.

          III.  REPRESENTATIONS AND WARRANTIES.

          3. In order to induce the Bank to enter into this Agreement and, among other things, make the Advances as provided herein, the Borrower hereby represents, warrants and agrees that:

          3.1 Sole Shareholder; Subsidiaries. CSC owns and controls 100% of each class or series of the Borrower's voting stock. The Borrower has no subsidiaries and does not conduct business, and has not conducted business within the five years prior to the date hereof, under any trade name or alternate or fictitious name.

          3.2 Organization; Power; Qualification. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has the full power and authority to own and operate its properties and assets and to carry on the business now conducted by it (iii) is qualified or authorized to do business and in good standing in all jurisdictions wherein the character of the property owned or the nature of the business conducted by the Borrower makes such qualification or authorization necessary, except such jurisdictions in which the lack of qualification or authorization does not materially adversely affect the business, results of operations or financial condition of the Borrower.

          3.3 Authorization of Agreement. The Borrower has full power and authority to execute, deliver and perform any action which may be necessary or advisable to carry out the terms of the Loan Documents; and each Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

          3.4 No Legal Bar. The execution, delivery and performance of the Loan Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance (ii) conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or by-laws of the Borrower or (b) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (c) any mortgage, lease, material contract or other material agreement or undertaking to which the Borrower is a party, and (iii) result in the creation or imposition of any Lien upon or with ' respect to any property or asset now or hereafter acquired by the Borrower.

          3.5  Consent.  No consent, license,
permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any Person is required in connection with the execution, delivery, performance or validity of the Loan Documents or the transactions contemplated thereby.

          3.6  Compliance With Law.
The Borrower is not in violation of any applicable law, rule, regulation, statute, ordinance, or any order, judgment, award or decree of any court, governmental authority, bureau or agency, the violation of which might have a materially adverse effect on the business, assets, liabilities, financial condition, results of operation or business prospects of the Borrower.

          3.7 Title to Properties and Assets; Liens. Except for Permitted Liens, the Borrower has good, marketable and legal title to, or a valid leasehold interest in, all of its properties and assets. All of said properties and assets are in good working order. The Borrower does not own, or have any interest in, any real property other than the Borrower's leasehold interest in the Victor Cullen Academy located at 4000 Cullen Drive, Sabillasville, Maryland. Except as otherwise set forth on Schedule II attached hereto, no financing statement under the Code which names the Borrower as debtor has been filed in any jurisdiction, and the Borrower has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction.

          3.8  No Default.  The Borrower is not
in default in any material respect in the payment or performance of the Facility Contract, or any of its obligations under any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, and no Default or Event of Default has occurred and is continuing. The Borrower is not in default under any material order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree, if any, materially adversely affects the ability of the Borrower to carry on its business as presently conducted or to perform its obligations under the Loan Documents. The Facility Contract, a true, correct and complete copy of which has been provided to the Bank, is in full force and effect, and to the knowledge of the Borrower, there is no basis for either party thereto to terminate the Facility Contract.

          3.9 No Litigation or Judgments. Except as set forth on Schedule III attached hereto, no litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending, nor, to the knowledge of the Borrower, threatened, against the Borrower or any of its properties and revenues, which, if adversely determined, would materially adversely affect the business, operations, financial condition or results of operations of the Borrower. There are no outstanding judgments, orders, awards or decrees binding upon the Borrower or to which the Borrower or its assets are subject.

          3.10 Tax Returns and Payments. All federal, state and other tax returns of the Borrower required by law to be filed have been duly filed or extensions obtained, and all federal, state and other taxes, assessments and governmental charges or levies upon the Borrower or any of its properties, income, profits or assets which are due and payable have been paid or provided for, except such tax returns the non-filing of which, and such taxes the nonpayment of which, would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operation or business prospects of the Borrower and except for such taxes and assessments which the Borrower is disputing in good faith and for which the Borrower has established adequate reserves on its books for the payment of such disputed taxes or assessments in accordance with GAAP.

          3.11 No Adverse Changes.
Since March 31, 1999, no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, and no event has occurred or failed to occur which has had or is likely to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower.

          3.12 ERISA.

          (a) The Borrower is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all regulations issued thereunder; and

          (b) No "employee benefit plan", as defined in Section 3 of ERISA, maintained and administered by the Borrower (but excluding any multi-employer plan in which either Borrower participates but does not administer), as from time to time in effect (the "Plans"), nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as defined in Section 4975 of the Internal Revenue Code of 1986, which could subject the Borrower, any Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975. Neither any of the Plans nor any such trusts have been terminated, nor has there been any "reportable event," as defined in Section 4043 of ERISA, or "accumulated funding deficiency." The Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation.

          3.13 Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System). No part of any of the Advances hereunder shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

          3.14 Solvency. The Borrower (i) is solvent and will not be rendered insolvent by the incurrence of the Obligations, by the execution of this Agreement, the Revolving Credit Note or any other Loan Document to which it is a party or signatory, or by any transactions contemplated hereunder or thereunder, (ii) is able to pay its debts as they come due and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they mature or come due,
(iii) has capital sufficient to carry on its business and any business in which it intends or is about to engage, and (iv) owns property and assets having a value in excess of its liabilities and debts.

          3.15 Year 2000. To the best knowledge of the Borrower, the advent of the year 2000 likely will not have a material adverse effect upon the Borrower's operations or the performance of its information technology.

          3.16 Accuracy and Completeness of Information. All information, reports and other papers and data furnished to the Bank were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or statement made to the Bank in connection with the negotiation, preparation or execution of the Loan Documents contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to the Borrower which has had or may in the future have (so far as the Borrower can reasonably foresee) a materially adverse effect upon the Borrower's business, assets, liabilities, condition, financial or otherwise, or results of operations that has not been set forth in the financial statements furnished to the Bank or other reports or other papers or data otherwise disclosed in writing to the Bank.

          3.17 No Liability.  Neither CSC nor
any of its subsidiaries (other than the Borrower) is liable, by contract, operation of law or otherwise, for the debts, liabilities or obligations of the Borrower, except that Youth Services International, Inc. is the guarantor of all obligations of the Borrower under the Facility Contract.

          IV.  COVENANTS

          4. The Borrower covenants and agrees that until all the Obligations have been satisfied and paid in full, the Borrower will comply with the following covenants:

          4.1 Preservation of Existence. The Borrower will do or cause to be done all things necessary to preserve and maintain in full force and effect its corporate existence and all contracts, rights, licenses, permits, franchises and trade names which in its judgment are necessary or useful to the proper conduct of its business and shall qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except such jurisdictions in which the lack of qualification or authorization does not materially adversely affect the business, results of operations or financial condition of the Borrower.

          4.2  Nature of Business.
The Borrower will continue to be engaged in the business of operating, managing or otherwise rendering services to juvenile facilities for at-risk or troubled youths.

          4.3  Compliance with Laws.
The Borrower will comply with all laws, ordinances, governmental rules and regulations to which it or its properties or assets are, or might become, subject (unless the same shall be contested by the Borrower in good faith and by appropriate proceedings and such contest shall operate to stay any such non-compliance), the noncompliance with which might materially interfere with the performance of its obligations under the Loan Documents or with the proper conduct of its business.

          4.4 Maintenance of Properties. The Borrower will maintain or cause to be maintained in working order and condition, ordinary wear and tear excepted, all of its assets and properties which are material to the conduct of its business, and from time to time, make or cause to be made all necessary repairs, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          4.5  Accounting Methods.
The Borrower will maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP, make provision in its accounts in accordance with GAAP for reserves for depreciation, obsolescence and amortization and all other proper reserves and accruals which in accordance with GAAP should be established.

         4.6 Payment of Taxes and Claims. The Borrower will pay and discharge promptly (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties or assets before the same shall become delinquent, (ii) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien or charge upon its property and (iii) all of its Indebtedness and other obligations of whatever nature when due (subject, where applicable, to grace periods, normal credit terms and to other forbearance in the ordinary course of business); provided, however, that none of the foregoing need be paid while being contested in good faith and by appropriate proceedings, so long as adequate book reserves have been established in accordance with GAAP with respect thereto and the Borrower's title to, and its right to use, its properties are not materially adversely affected thereby.

          4.7 Visits and Inspections; Field Examinations. The Borrower will permit the Bank and its agents and representatives, at any time during normal business hours, to (i) visit and inspect the properties of the Borrower, (ii) inspect and make extracts from the books and records of the Borrower, and (iii) discuss with the Borrower's principal officers, employees and independent public accountants any and all matters with respect to the business, assets, liabilities, financial condition, results of operations and business prospects of the Borrower. Without limiting the generality of the foregoing, the Bank shall be permitted to conduct periodic field examinations of the Borrower and its business and operations in accordance with the Bank's normal and customary practices.

          4.8  Information Covenants.
The Borrower will furnish the following information to the Bank:

         (i)   Copies of  Financial Statements and Reports.

               (a) From time to time and promptly upon each request of the Bank, such reports, financial statements and other information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of each Borrower as the Bank may request; and

               (b) Within 15 days after the Borrower has filed its federal tax return (or the consolidated return for the Borrower, CSC and some or all of its other subsidiaries) each year, a copy of such tax return.

          (ii) Notice of Litigation and Other Matters. Prompt notice of:

                (1)  the commencement of any proceeding or
investigation by or before any governmental body and any action or proceeding in any court or before any arbitrator against or in any other way relating adversely to the Borrower or any of its properties, assets or business, which, if adversely determined, would singly or when aggregated with all other proceedings, investigations or actions, materially and adversely affect the business, results of operations or financial condition of the Borrower;

                (2) any notice received from any administrative official or agency relating to any order, ruling, statute or other law or information which would materially and adversely affect the operations of the Borrower;

                (3)  any amendment of the certificate of
incorporation or by-laws of the Borrower;

                (4) any material adverse change with respect to the business, assets, liabilities, financial condition or results of operations of the Borrower;

                (5) any Default or Event of Default or any default under any other material agreement to which the Borrower is a party or by which any of its properties may be bound; and

                (6) any event which would result in a representation or warranty of the Borrower contained herein being false or incorrect in any material respect if made on and as of the date of occurrence of such event.

          (iii) ERISA

                (a) As soon as possible, and in any event within 30 days after any executive officer of the Borrower knows or has reason to know that any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan has occurred, a statement of the chief financial officer setting forth details as to such reportable event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation.

                (b) Promptly after receipt thereof, a copy of any notice the Borrower may receive from the Pension Benefit Guaranty Corporation relating to the intention of said Corporation to terminate any Plan or to appoint a trustee to administer any Plan.

          4.9 Accuracy and Completeness of Information. The Borrower covenants that all information, reports, statements, and other papers and data furnished to the Bank pursuant to any provision or term of any of the Loan Documents shall be, at the time the same is so furnished, complete and correct in all material respects.

          4.10  Insurance.  The Borrower
will maintain with financially sound and reputable insurance companies insurance policies (i) insuring the Borrower's assets, on a full replacement cost basis, against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring the Borrower against liability for personal injury and property damage, such policies to be in such form and in such amounts and coverage as may be satisfactory to the Bank.

          4.11  Indebtedness.  The Borrower
will not create, assume, incur, guarantee or in any manner become liable, con-tingently or otherwise, in respect of any Indebtedness except for Permitted Indebtedness; provided, however, that the foregoing provision shall not apply if, concurrently with the incurrence of such Indebtedness, the proceeds thereof are applied to the complete satisfaction and payment in full of all Obligations.

          4.12  Liens.  The Borrower will not
create, assume or incur or cause to be created, assumed or incurred, or permit to exist, any Liens on its properties or assets except for Permitted Liens.

          4.13 Sale of Assets; Merger. The Borrower shall not (a) sell, transfer, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (b) consolidate with or merge into any other corporation or permit any corporation to merge into it.

          4.14 Guarantees.  The Borrower shall
not guarantee, endorse, become surety for, or otherwise in any way become or be responsible for, the obligations of any other Person whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, for the purpose of payment of indebtedness of any other Person, other than in connection with Permitted Indebtedness and endorsements of negotiable instruments for deposit or collection in the ordinary course of its business.

          4.15 Issuance of Stock.
The Borrower shall not issue to any Person any shares of its capital stock (whether common or preferred) nor any options, subscriptions, warrants, rights, contracts, commitments, understandings or agreements to purchase or otherwise acquire any such shares (including any rights of conversion or exchange) without the prior written consent of the Bank.

          4.16 Further Documentation. At any time and from time to time upon the Bank's written request and at the Borrower's sole expense, the Borrower will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Bank may reasonably request in order to obtain the full benefits of this Agreement and the Loan Documents and the rights and powers herein and therein granted.

          4.17 Bank's Appointment as Attorney-in-Fact. The Borrower hereby irrevocably constitutes and appoints the Bank, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Bank's discretion following the occurrence and continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement


          4.18 Performance by Bank of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, and the Bank, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Bank incurred in connection with such performance or compliance (together with interest thereon at the rate of 3% in excess of the Base Rate) shall be payable by the Borrower to the Bank on demand and shall constitute Obligations secured hereby.


          V.  CONDITIONS PRECEDENT

          5.1  Conditions Precedent.
The obligation of the Bank to make the initial Advance under the Revolving Credit Note as of the date hereof is subject to the condition precedent that the Bank shall have received each and every one of the following on or before the date hereof in form and substance satisfactory to the Bank:

          (a) An originally executed copy of this Agreement and each of the other Loan Documents and all other documents, instruments and certificates required hereunder and thereunder;

          (b) A copy of the certificate of incorporation and bylaws of the Borrower, certified as a true copy by the Secretary or an Assistant Secretary of the Borrower;

          (c) A good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State of Maryland;

          (d)  A certificate of the Secretary or an Assistant
Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each of the Loan Documents to which the Borrower is a party;

          (e) A copy of the resolutions approved by the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party, certified as a true copy by the Secretary or an Assistant Secretary of the Borrower;

          (f)  A written opinion of counsel to the Borrower;

          (g) A copy of the Facility Contract certified by the Borrower; and

          (h) Such other documents and information as the Bank shall reasonably request, in form and substance satisfactory to the Bank, and all legal matters and documents with respect to the transactions contemplated by this Agreement shall be satisfactory to counsel for the Bank.

          5.2 Conditions Precedent to Additional Advances. The Bank shall have no obligation to make any additional Advance subsequent to the date hereof unless each of the following conditions precedent has been either satisfied or waived prior to or concurrently with the making of such Advance:

          (a) Each of the conditions of Section 5.1 has been satisfied or waived;

          (b) Each of the Loan Documents shall be in full force and effect;

          (c) The representations and warranties of the Borrower set forth herein shall be true and correct as of the date of each Advance as if made on and as of such date;

          (d) No Default or Event of Default has occurred and is continuing as of the date of each Advance; and

          (e) There is and has been no material adverse change in the Borrower's financial condition, results of operations or otherwise which would, in the judgment of the Bank, impair the Borrower's ability to repay all or any portion of the Revolving Credit Note.

           Each request for an Advance by the Borrower shall be deemed a representation and warranty by the Borrower that each of the conditions precedent set forth in Sections 5.2(a), (b), (c), (d) and (e) hereof has been satisfied, unless the Bank has waived satisfaction of any such condition in writing prior to or concurrently with the making of such Advances, in which case the representation and warranty of the Borrower will not be deemed to extend to that particular condition.

          VI.  EVENTS OF DEFAULT

          6. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental body:

          6.1 The Borrower shall fail to make any payment of principal or interest under the Revolving Credit Note or hereunder on any date when due.

          6.2 If any warranty or representation made by or on behalf of the Borrower contained herein or in any of the Loan Documents or in any document furnished in compliance or connection with the Loan Documents is false or incorrect in any material respect when made.

          6.3 (i) The Borrower shall default in the performance or observance of any covenant or agreement set forth in Sections 4.5 through and including 4.9 and 4.11 through and including 4.16, or (ii) the Borrower shall default in the performance or observance of any other covenant or agreement contained in this Agreement (which is not the subject of Section 6.1 or 6.2 hereof or clause (i) of this Section 6.3) and such default shall continue unremedied for 30 days after any officer of the Borrower shall have become aware of such default.

          6.4 If any Event of Default (as defined therein) shall occur under any of the other Loan Documents.

          6.5 The Borrower shall (i) default in any payment of the principal of or interest on any Indebtedness (other than the Indebtedness evidenced by the Revolving Credit Note) owing to the Bank, (ii) default in any payment of the principal of or interest on any Indebtedness, which, whether individually or together with all such other Indebtedness as to which a default has occurred, equals or exceeds $25,000 (other than the Indebtedness evidenced by the Revolving Credit Note), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity and as the result of such default or event such Indebtedness has been accelerated and become due and payable prior to its stated maturity.

          6.6 (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above.

          6.7 A final judgment shall be entered against the Borrower by any court for the payment of money which, together with all other outstanding judgments against the Borrower, exceeds $75,000 in the aggregate, which judgment is not fully covered by insurance, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower, which together with other such property subject to other such process, exceeds in value $75,000 in the aggregate and, if within 60 days (10 days if such aggregate amount exceeds $150,000) after the entry, issue or levy thereof, such judgment, warrant or process shall not have been discharged or stayed pending appeal, or, if within 60 days (10 days if such aggregate amount exceeds $150,000) after the expiration of any such stay, such judgment, warrant or process shall not have been discharged.

          6.8 (i)	A reportable event (as defined in Section 4043 (b) of
Title IV of ERISA) shall have occurred with respect to any "employee benefit plan" (as defined in Section 3 of ERISA) maintained by the Borrower or to any multi-employer plan in which the Borrower participates (collectively, the "Benefit Plans") or any Benefit Plan of the Borrower shall have been voluntarily terminated as provided in Section 4041(a) of ERISA and the guaranteed, nonfunded, nonforfeitable benefits (as such terms are defined in Section 4022 of ERISA) of any such Benefit Plan that has been voluntarily terminated or with respect to which a reportable event has occurred, when included in the financial statements of the Borrower on a pro forma basis as a current liability and as a deduction from net worth, would cause the Borrower to have a negative net worth; (ii) A trustee shall be appointed by a United States District Court to administer any Benefit Plan; or (iii) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Benefit Plan.

          6.9 If CSC shall cease to own and control 100% of each class of voting stock of the Borrower, or if the Borrower shall commence any action or step with respect to, or shall approve any plan of, any liquidation or dissolution of the Borrower, unless provision is otherwise made for the payment in full of the Obligations.

          6.10 If the Facility Contract is terminated or not renewed for any reason whatsoever.

          VII.  REMEDIES

          7.1 Upon the occurrence of an Event of Default set forth in
Section 6.6, the Bank shall have no obligation to make any further Advance, and all amounts outstanding (with accrued interest thereon) and all other amounts owing under the Revolving Credit Note and the other Loan Documents shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

          7.2 Upon the occurrence of any other Event of Default, the Bank shall have no obligation to make any further Advance and the Bank may declare all amounts outstanding (with accrued interest thereon) and all other amounts owing to it under the Revolving Credit Note and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

          7.3 The Borrower also agrees to pay all Bank Costs incurred with respect to the collection of any of the Obligations and the enforcement of any of the Bank's rights hereunder.

          7.4 The Borrower hereby waives (i) presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement, except as otherwise provided herein, and (ii) all rights to seek from any court any bond or security prior to the exercise by the Bank of any remedy described herein,

          VIII.  INDEMNIFICATION

          8.1 Indemnification.  The
Borrower agrees to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to:

          (i) the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise;

          (ii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with the development, preparation, execution or delivery of the Loan Documents or the making of Advances hereunder;

         (iiii) any and all search, recording and filing fees and taxes, and any and all liabilities with respect thereto, or resulting from any delay in paying stamp and other taxes, if any, which may be payable or determined to be payable in connection with the Loan Documents; and

         (iv) hazardous discharges, environmental complaints, environmental problems or conditions, cleanup costs, consultants' fees or the violation of any federal, state or local environmental law, rule or regulation at, involving or with respect to any property owned, leased or operated by the Borrower.

          Notwithstanding the foregoing, the Bank shall not be entitled to any indemnification with respect to its own gross negligence or willful misconduct.

          IX.  MISCELLANEOUS

          9.1  Notice. All notices and other
communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and hand delivered, sent by certified mail, return receipt requested or reputable overnight courier providing a receipt against delivery or faxed (so long as, concurrently with sending a notice by fax, a party also sends the notice by any other means permitted hereunder) to the respective parties, as follows:

          Bank:   Summit Bank
                  250 Moore Street, 2nd Floor
                  Hackensack, New Jersey 07601
                  Att:  Ms. Lisa Cohen

                  - with a copy to -

                  Wolff & Samson
                  5 Becker Farm Road
                  Roseland, New Jersey 07068
                  Att:  Laurence M. Smith, Esq.

         Borrower:  Youth Services International of
                      Maryland, Inc.
                    c/o Correctional Services Corporation
                    1819 Main Street
                    Sarasota, Florida 34236
                    Att:  Mr. Ira Cotler

                    - with a copy to -

                    Foley & Lardner
                    100 North Tampa Street
                    Suite 2700
                    Tampa, Florida 33602
                    Att:  Mark Wolfson, Esq.

or to such changed address as may be fixed by notice. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received by the party to whom properly addressed, the written receipt by any employee of any such party constituting sufficient evidence of such receipt, and in the case of telegraph, when delivered to the telegraph company with charges prepaid.

         9.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          9.3 Survival of Agreements.  All   agreements, representations and
warranties made herein, and in any certificates delivered pursuant hereto, shall survive the execution and delivery of this Agreement and the Revolving Credit Note and the making of any Advances.

          9.4 Amendment.  No modification,
amendment or waiver of any provision of this Agreement or the Revolving Credit Note, nor consent to any departure therefrom by the Borrower, shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Revolving Credit Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement, the Revolving Credit Note or the other Loan Documents without the prior written consent of the Bank, which may be granted or withheld by the Bank in its sole and absolute discretion. This Agreement, the Revolving Credit Note and the other Loan Documents may be endorsed, assigned or transferred in whole or in part by the Bank, and any such holder or assignee of the same shall succeed to and be possessed of the rights and powers of the Bank under all of the same to the extent transferred and assigned. The Bank may grant participations in all or any portion of its interest in the indebtedness evidenced by the Revolving Credit Note, and in such event the Borrower shall continue to make payments due under the Revolving Credit Note to the Bank and the Bank shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts.

          9.6 Severability.  In case any one
or more of the provisions contained in this Agreement or the Revolving Credit Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          9.7 Counterparts.  This Agreement
may be executed by the parties hereto in any number of separate counterparts and all such counterparts taken together shall constitute one and the same original instrument.

          9.8 Governing Law; No Third Party Rights. This Agreement and the Revolving Credit Note and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey, without regard to conflict of laws principles thereof. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

          9.9 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. AFTER CONSULTATION WITH COUNSEL, THE BORROWER AND THE BANK HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY AND ALL LITIGATION INVOLVING THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER AND THE BANK HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE NEW JERSEY SUPERIOR COURT AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY IN ANY MATTER ARISING HEREUNDER.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    YOUTH SERVICES INTERNATIONAL
                                       OF MARYLAND, INC.


                                    By:  /s/ James F. Slattery

                                         James Slattery
                                         President and CEO


                                    SUMMIT BANK


                                    By:  /s/ Lisa Cohen

                                         Lisa Cohen
                                         Vice President

STATE OF             :
                       ss.
COUNTY OF           :


     BE IT REMEMBERED, that on this        day of July, 1999, before me, the
subscriber, personally appeared James Slattery who I am satisfied is the President and CEO of YOUTH SERVICES INTERNATIONAL OF MARYLAND, INC., the corporation named in and subscribing to the foregoing instrument; and he, being by me duly sworn, acknowledged, deposed and said that such instrument was made by such corporation, and that he signed and delivered the same as such officer of such corporation as its voluntary act and deed for the uses and purposes therein expressed.


                                        -----------------------------------


STATE OF              :
                         ss.
COUNTY OF             :


     BE IT REMEMBERED, that on this        day of July, 1999, before me, the
subscriber, personally appeared Lisa Cohen, who I am satisfied is the Vice President of SUMMIT BANK, the corporation named in and subscribing to the fore-going instrument; and she, being by me duly sworn, acknowledged, deposed and said that such instrument was made by such corporation, and that she signed and delivered the same as such officer of such corporation as its voluntary act and deed for the uses and purposes therein expressed.




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